THIRD AMENDMENT TO

THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") is made and dated as of April 28, 1999 among SUNRISE MEDICAL, INC., a Delaware corporation (the "Borrower"), the subsidiaries of the Borrower signatory hereto as "Subsidiary Borrowers" or "Guarantors", the lenders (the "Lenders") party hereto, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent") and amends that certain Third Amended and Restated Credit Agreement dated as of August 28, 1997 among the parties hereto, as amended by a First Amendment and Waiver to Third Amended and Restated Credit Agreement dated as of February 18, 1998 and a Second Amendment to Third Amended and Restated Credit Agreement dated as of August 26, 1998 (together with is Third Amendment, the "Agreement").

RECITALS

A. The Borrower has advised the Agent and the Lenders that it intends to work towards issuing indebtedness to refinance all Obligations outstanding under the Agreement and that Cumulative Consolidated EBITDA for the three Fiscal Quarters ending April 2, 1999 is likely to be less than $49,500,000, which would, in the absence of relief from the Lenders, constitute a Collateralization Event upon the Borrower's delivery of a Compliance Certificate for such Fiscal Quarter.

B. In view of the foregoing, the Agent, the Lenders and Loan Parties desire to (1) escrow all Collateral Documents signed by the Loan Parties, the Lenders, the Agent and the Collateral Agent no later than July 31, 1999; (2) defer the effectiveness of the Collateral Documents and the creation of any security interest until the Collateralization Date, which is defined as provided below; (3) require the Borrower to use best efforts to arrange third-party financing to refinance all Obligations no later than September 30, 1999; (4) charge an appropriate amendment approval fee now and, if and when the Collateralization Date occurs, increase interest rates and fees and charge an additional fee; and (5) require the Borrower to provide projections of quarterly income statements, balance sheets and cash flows for the remainder of the term of the Agreement and to inform the Agent and the Lenders monthly of its progress towards arranging refinancing, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

2. Amendments to Agreement. The Loan Parties, the Lenders and the Agent hereby agree that the Agreement is amended as follows:

2.01 Deferral of Collateralization. To defer collateralization of the Obligations and to provide for an escrow of the Collateral Documents prior to their effectiveness, the Agreement is amended as follows:

(a) Section 1.01 of the Agreement (Defined Terms) is amended by inserting the following new definitions in proper alphabetical order as follows:

"'Collateral Documents Escrow' means the deposit of the documents required by Section 6.12(a) and (b) into an escrow with a third party escrow agent pursuant to an escrow agreement reasonably satisfactory to the Majority Lenders."

"'Material Adverse Refinancing Event' means any set of circumstances or events which, in the good faith opinion of the Majority Lenders (a) is material and adverse to the condition (financial or otherwise) or business operations of the Borrower and its Subsidiaries, taken as a whole, and which could reasonably be expected to materially impair the ability of the Borrower to issue new indebtedness sufficient to refinance all Obligations outstanding under the Agreement in full by September 30, 1999, or (b) materially impairs (i) the validity or enforceability of any then-effective Loan Document or (ii) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform the Obligations."

(b) The definition of "Collateralization Date" in Section 1.01 of the Agreement is amended and restated in its entirety as follows:

"'Collateralization Date' means, unless all Obligations have been paid in full and all Commitments terminated prior thereto, the earliest to occur of any of the following:

"(a) August 31, 1999, unless the Borrower has made substantial progress towards issuing indebtedness in a principal amount sufficient to refinance all Obligations outstanding under the Agreement in full by September 30, 1999. Substantial progress shall be evidenced by the occurrence of all of the following: (1) the board of directors of the Borrower shall have approved a specific refinancing, (2) due diligence associated with such a refinancing shall have been substantially completed, (3) presentations to potential lenders (the 'roadshow') with respect to such a financing shall have been scheduled, (4) the Borrower shall have publicly released its audited Fiscal Year financial results, (5) the Borrower shall have entered into (and distributed to the Lenders) a signed mandate letter with a financial institution to arrange such a refinancing, (6) the Borrower shall have retained a law firm to represent it with respect to such refinancing, (7) the Borrower shall have made a presentation to a rating agency, if appropriate, with respect to such a refinancing, and (8) appropriate documentation shall have been substantially completed, including preparation of a final (subject to insertion of Fiscal Year-end financials if required) offering memorandum with respect thereto, which offering memorandum shall have been distributed to the Lenders. The Borrower shall deliver to the Agent no later than August 31, 1999 a certificate signed by a Senior Officer of the Borrower representing and warranting to each of the foregoing;

"(b) September 30, 1999;

"(c) without prejudice to the Lender's rights and remedies under Section 9.01, 60 days after the occurrence of any Default or Event of Default under Section 7.09, 7.10, 7.11, 7.18 or any payment default hereunder; and

"(d) 60 days after the Majority Lenders determine in good faith that a Material Adverse Refinancing Event has occurred."

(c) To reflect that certain documents must be escrowed no later than July 31, 1999, the Section 6.12 of the Agreement is amended and restated in its entirety as follows:

"6.12 Collateral Documents.

"(a) Not later than the earlier of (i) July 31, 1999 and (ii) the Collateralization Date, the Borrower shall deposit, or cause to be deposited, in the Collateral Documents Escrow the following, which documents shall be in form and substance reasonably satisfactory to the Agent and legal counsel for the Agent (unless the Majority Lenders otherwise agree):

"(i) signature pages to the Security Agreement executed by Borrower and each Domestic Subsidiary, together with the Pledged Securities accompanied by appropriate stock powers endorsed in blank, which Security Agreement shall, upon the Collateralization Date and subject to subsection (c) below, grant to the Collateral Agent on behalf of the Secured Parties a security interest in substantially all domestic accounts receivable and inventory of the Borrower and the Domestic Subsidiaries, the capital stock of all Domestic Subsidiaries and 60% of the capital stock of all Material Foreign Subsidiaries; provided, however, that such documents shall be held in escrow and shall not be delivered or deemed delivered to the Collateral Agent and shall not create any Lien or security interest on any property of the Borrower or any of its Subsidiaries; and

"(ii) such financing statements on Form UCC-1 executed by Borrower and each Domestic Subsidiary with respect to the Security Agreement as the Agent may request.

"(b) Prior to the Collateralization Date, the Borrower shall use its best efforts to obtain such approvals of the Noteholders to the Collateral Documents as required by the Note Purchase Agreement, and the Agent is authorized by the Banks and the Borrower to negotiate such changes to the Collateral Documents as may be reasonably satisfactory to the Majority Lenders and the Required Noteholders.

"(c) On the Collateralization Date, the Borrower shall deliver, or cause to be delivered (i) the Collateral Documents, acceptable to the Collateral Agent and in compliance with the Note Agreements (as defined in the Security Agreement) and acceptable to the Majority Lenders and the Noteholders, to grant to the Collateral Agent for the benefit of the Secured Parties. the Liens required by subsection (a) above, (ii) an opinion of counsel to the Borrower and the Domestic Subsidiaries to the effect that the Secured Parties' security interest in the Collateral are (or will be upon the filing of the UCC-1 financing statements) perfected, and the Loan Parties' obligations under the Collateral Documents to which it is a party are the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with their terms, and such other matters as the Collateral Agent may reasonably request; and (iii) such other assurances, certificates, documents, consents or opinions as the Collateral Agent may reasonably request.

"(d) If all Obligations are paid in full and all Commitments hereunder are terminated prior to the Collateralization Date, the Collateral Document Escrow shall be terminated in accordance with the terms thereof and all documents deposited therein returned to the Borrower."

(f) Section 9.01(m) of the Agreement (Failure of Collateral Documents during Collateralization Period) is amended by deleting "cease to" wherever it appears and inserting "fail to or cease to" in lieu thereof.

(g) Section 9.01(n) of the Agreement (Failure to deliver Collateral Documents) is amended and restated in its entirety as follows:

"(n) The Borrower fails to deliver the documents required by Section 6.12 into the Collateral Documents Escrow by July 31, 1999."

2.02 Issuance of New Indebtedness and Payoff of all Obligations. To require the Borrower to issue additional Indebtedness to payoff all Obligations in full, the Agreement is amended as follows:

(a) Section 2.10 of the Agreement (Reduction of Commitments) is amended by inserting a new subsection (e) as follows:

"(e) Concurrently with any mandatory prepayments and cash collateralization required pursuant to Section 2.11(d), the Commitments shall be reduced to the amount of Loans and Letters of Credit remaining outstanding after giving effect thereto."

(b) Section 2.11 of the Agreement (Mandatory Prepayments) is amended by inserting a new subsection (d) as follows:

"(d) Concurrently with receipt of the net proceeds from the issuance of any additional Indebtedness for borrowed money of the Borrower and its Domestic Subsidiaries, the Borrower shall apply all of such net proceeds towards (i) paying off outstanding Advances and accrued interest thereon, together with any amounts payable under Section 2.20, (ii) replacing or cash collateralizing all Outstanding Letter of Credit Liability, (iii) paying accrued Commitment, Letter of Credit and other fees and expenses owing hereunder, and (iv) paying off all other outstanding Obligations."

(c) The following new section is inserted in the Agreement immediately following Section 6.15 as follows:

"6.16 Issuance of Additional Indebtedness to Payoff Obligations. The Borrower shall use best efforts to refinance all outstanding Obligations by issuing sufficient new senior or subordinated secured or unsecured Indebtedness no later than September 30, 1999; provided, however, that if the Borrower issues Indebtedness which refinances less than all of the outstanding Obligations, the terms and conditions of such Indebtedness shall be acceptable to the Majority Lenders. The Borrower shall engage an investment banker not later than June 30, 1999 to arrange the issuance of such indebtedness to refinance all outstanding Obligations, and shall deliver a copy of the signed mandate letter to the Agent for distribution to the Lenders."

2.03 Pricing

(a) To increase the interest rate applicable to extensions of credit from and after the Collateralization Date, with a clawback to July 3, 1999 if the Collateralization Date occurs, the definition of "Applicable Margin" in Section 1.01 of the Agreement is amended by inserting the following at the end thereof:

"Notwithstanding the foregoing, from and after the Collateralization Date, the Applicable Margin shall mean:

"(a) with respect to each Eurocurrency Rate Committed Advance, 3.25% per annum;

"(b) with respect to the Standby Letter of Credit fees referred to in Section 3.05(a), 3.25% per annum;

"(c) with respect to each Base Rate Advance, 2.00% per annum; and

"(d) with respect to the commitment fee referred to in Section 2.03(c), 0.50% per annum;

"provided, further, that if the Collateralization Date occurs, the foregoing Applicable Margins shall be effective retroactively to July 3, 1999, with such retroactive interest to be paid on the date when the next payment of interest is otherwise due hereunder."

(b) To make the interest rate applicable to Swing Line Advances the same as other Base Rate Loans, Section 2.05(l) of the Agreement (Swing Line Advances) is amended by inserting "plus the Applicable Margin, if any, for Base Rate Advances" after "at a fluctuating interest rate per annum equal to the Base Rate in effect from time to time."

(c) To provide for additional fees, Section 2.03 of the Agreement is amended by adding the following subsection at the end thereof:

"(f) Collateralization Date Fee. On the Collateralization Date, the Borrower shall pay to the Agent for the account of each Lender a fee equal to 0.20% of such Lender's Commitment."

2.04 Reporting

(a) To provide the Lenders with additional information concerning projected cash flows and the Borrower's progress towards arranging refinancing, Section 6.01 of the Agreement (Financial and Business Information) is amended by deleting "and" at the end of subsection (l); deleting the period at the end of subsection (m) and inserting ";" in lieu thereof, and inserting new subsections (n) and (o) immediately following subsection (m) as follows:

"(n) As soon as practicable, and in any event within 50 days after the end of each Fiscal Quarter, projections of quarterly income statements, balance sheets and cash flows for the remainder of the term of the Agreement, in a form and utilizing assumptions satisfactory to the Agent; and

"(o) As soon as practicable, and in any event within 7 days after the end of each fiscal month, an update on the Borrower's progress towards refinancing the Obligations."

3. Representations and Warranties. Each of the Loan Parties jointly and severally represent and warrant to the Lenders and the Agent:

3.01 Authorization. The execution, delivery and performance of this Third Amendment have been duly authorized by all necessary corporate action by each of them and has been duly executed and delivered by each of them.

3.02 Binding Obligation. This Third Amendment is the legally valid and binding obligation of each Loan Party, enforceable in accordance with its terms against each of them respectively, except as such enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

3.03 No Legal Obstacle to Agreement. Neither the execution of this Third Amendment, the making by any Borrower of any borrowing under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any Contractual Obligation to which any Loan Party is a party, or the violation of any Requirement of Law, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any of them, except as contemplated hereby. No approval or authorization of any Governmental Agency is required by any Loan Party to permit the execution, delivery or performance by any Loan Party of this Third Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing under the Agreement.

3.04 Incorporation of Certain Representations. The representations and warranties set forth in Article 5 of the Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof except to the extent any such representation or warranty is expressly stated to be made as of any other date.

3.05 Default. No Default or Event of Default under the Agreement has occurred and is continuing.

3.06 No Material Adverse Effect. Other than disclosed to the Agent and the Lenders prior to the date hereof, no event or circumstance has occurred since January 1, 1999 which constitutes a Material Adverse Effect after giving effect to this Third Amendment.

4. Conditions, Effectiveness. The effectiveness of this Third Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

4.01 Corporate Resolutions. A copy of a resolution or resolutions passed by the Board of Directors of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this Third Amendment and any note or other instrument or agreement required hereunder.

4.02 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Third Amendment and any instrument or agreement required hereunder on behalf of the Borrower.

4.03 Amendment Fee. An amendment fee for the account of each Lender approving this Third Amendment prior to 5:00 p.m. (Los Angeles time) on April 28, 1999 equal to 0.15% of such Lender's Commitment after giving effect to this Third Amendment.

4.04 Opinion. An opinion of outside counsel to the Borrower stating to the effect that the execution and performance of this Third Amendment does not or will not constitute or result in a breach of the 7.09% Series A Senior Notes Due October 28, 2004 or the 7.25% Series B Senior Notes Due October 28, 2007.

4.05 Attorneys' Fees. Payment of all fees and expenses of the Agent's outside and inhouse counsel invoiced to the Borrower.

4.06 Other Evidence. Such other evidence with respect to the Borrower or any other person as any Lender may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Third Amendment and the Agreement and the compliance with the conditions set forth herein.

5. Miscellaneous.

5.01 Effectiveness of the Agreement. Except as hereby expressly amended, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

5.02 Acknowledgement of Obligations. The Borrower hereby (a) confirms and agrees, on behalf of itself and each of its Subsidiaries, that it and they are truly and justly indebted to the Agent and the Lenders for all amounts due and owing under the Credit Agreement and the other Loan Documents without defense, offset or counterclaim of any kind whatsoever and (b) reaffirms and admits, on behalf of itself and each of its Subsidiaries, the validity and enforceability of the Agreement and the other Loan Documents.

5.03 Effectiveness of Agreement and Loan Documents. (a) Except as expressly amended hereby, the Loan Parties agree that each provision of the Agreement and each provision of each other Loan Document shall continue to be and shall remain, in full force and effect. This Third Amendment shall not be deemed or otherwise construed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or any other Loan Document, (b) to be a commitment or any other undertaking by the Lenders or any of them to engage in any restructuring of any aspect of the Agreement or the Loan Documents, (c) to constitute any obligation to further amend or otherwise modify the Agreement or any Loan Document or (d) to prejudice any other right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

(b) This Third Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, constitute a waiver of any other default of the same or of any other term or provision.

5.04 Counterparts. This Third Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Third Amendment shall not become effective until each Loan Party, the Majority Lenders and the Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Agent.

5.05 Jurisdiction. This Third Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SUNRISE MEDICAL, INC.,

as Borrower and as a Guarantor

By:

Ted N. Tarbet

Senior Vice President and

Chief Financial Officer

GUARANTORS:

DYNAVOX SYSTEMS, INC.

SUNMED FINANCE INC.

SUNRISE MARIN HOLDINGS INC.

SUNRISE MEDICAL CCG INC.

SUNRISE MEDICAL HHG INC.

By:

Ted N. Tarbet

Treasurer

BANK OF AMERICA NATIONAL TRUST

AND SAVINGS ASSOCIATION, as Agent

By:

Charles Graber

Vice President

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as a Lender

By:

Name

Title

ABN AMRO BANK NV Los Angeles International Branch

By

Name

Title

UNION BANK OF CALIFORNIA, N.A.

By

Name

Title

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By

Name

Title

DEUTSCHE BANK AG, New York

Branch and/or Caymen Islands Branch

By

Name

Title

By

Name

Title

PNC BANK, NATIONAL ASSOCIATION

By

Name

Title